Exhibit 21

LIST OF SUBSIDIARIES OF A. H. BELO CORPORATION

Subsidiary	State or Jurisdiction of Incorporation
A. H. Belo Management Services, Inc.	Delaware
AHC Proven Performance Media LLC	Delaware
Belo Lead Management LLC*	Delaware
NewsRight, LLC*	Delaware
True North Real Estate LLC	Delaware
AHC California Dispositions, Inc. (formerly Press-Enterprise Company)	Delaware
AHC California Properties, LLC	Delaware
AHC Dallas Properties, LLC	Delaware
Belo Enterprises, Inc.	Delaware
Belo Interactive, Inc.	Delaware
Belo Investments II, Inc.	Delaware
Belo Company (The)	Delaware
Belo Technology Assets, Inc.	Delaware
Dallas Morning News, Inc. (The)	Delaware
Al Dia, Inc.	Delaware
DFW Printing Company, Inc.	Delaware
Denton Publishing Company	Texas
DMI Acquisition Sub, Inc.	Delaware
DMN Crowdsource LLC	Delaware
Untapped Festivals, LLC	Delaware
DMV Digital Holdings Company*	Delaware
Distribion, Inc. *	Delaware
CDFX, LLC*	Delaware
Vertical Nerve, Inc.*	Delaware
Fountain Street Corporation	Rhode Island
Providence Journal Company (The)	Delaware
Your Speakeasy, LLC*	Texas

*Non-wholly owned